                                                                     Exhibit 4.8

                                                                  EXECUTION COPY

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                                U.S.$910,000,000

                     CONSTRUCTION FACILITY CREDIT AGREEMENT

                                      among

            CONSTRUCTORA DE PROYECTOS HIDROELECTRICOS, S.A. DE C.V.,

                                  as Borrower,

       THE SEVERAL CONSTRUCTION FACILITY LENDERS FROM TIME TO TIME PARTIES
                                     HERETO,

                                       and

                           WESTLB AG, NEW YORK BRANCH,

                  as Construction Facility Administrative Agent

                          Dated as of October 19, 2007

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                ARTICLE 1
                               DEFINITIONS

Section 1.1   Defined Terms .............................................     1
Section 1.2   Other Definitional Provisions .............................     3
Section 1.3   Rules of Construction .....................................     3

                                ARTICLE 2
                     AMOUNT AND TERMS OF COMMITMENTS

Section 2.1   Construction Facility Commitments .........................     4
Section 2.2   Procedure for Construction Facility Borrowings ............     4
Section 2.3   Repayment of Construction Loans ...........................     5
Section 2.4   Optional Prepayments ......................................     5
Section 2.5   Conversion and Continuation Options .......................     6
Section 2.6   Interest Rates and Payment Dates ..........................     6
Section 2.7   Computation of Interest and Fees ..........................     7
Section 2.8   Inability to Determine Interest Rate ......................     7
Section 2.9   Pro Rata Treatment and Payments ...........................     8
Section 2.10  Fees. .....................................................     9

                                ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES

Section 3.1   Representations and Warranties of the Borrower ............    10

                                ARTICLE 4
                           CONDITIONS PRECEDENT

Section 4.1   Conditions Precedent to the Construction Facility Closing
                 Date and the Initial Construction Facility Borrowing ...    10
Section 4.2   Conditions Precedent to Each Construction Facility
                 Borrowing ..............................................    10

                                ARTICLE 5
                          AFFIRMATIVE COVENANTS

Section 5.1   Affirmative Covenants of the Borrower .....................    10

                                ARTICLE 6
                            NEGATIVE COVENANTS

Section 6.1   Negative Covenants of the Borrower ........................    11

                                ARTICLE 7
                          REPORTING OBLIGATIONS

Section 7.1   Reporting Obligations of the Borrower .....................    11

                                ARTICLE 8
                            EVENTS OF DEFAULT


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
Section 8.1   Events of Default; Remedies. ..............................    11

                                ARTICLE 9
              THE CONSTRUCTION FACILITY ADMINISTRATIVE AGENT

Section 9.1   Appointment ...............................................    12
Section 9.2   Delegation of Duties ......................................    12
Section 9.3   Exculpatory Provisions ....................................    12
Section 9.4   Reliance by Construction Facility Administrative Agent ....    13
Section 9.5   Notice of Default .........................................    13
Section 9.6   Non-Reliance on Construction Facility Administrative Agent
                 and Other Construction Facility Lenders ................    13
Section 9.7   Indemnification ...........................................    14
Section 9.8   Agent in Its Individual Capacity ..........................    15
Section 9.9   Successor Construction Facility Administrative Agent ......    15

                                ARTICLE 10
                              MISCELLANEOUS

Section 10.1  Incorporation of Miscellaneous Provisions by Reference ....    15
Section 10.2  Amendments and Waivers ....................................    16
Section 10.3  Notices ...................................................    16
Section 10.4  Survival of Representations and Warranties ................    16
Section 10.5  Successors and Assigns; Participations and Assignments ....    16
Section 10.6  Adjustments; Set off ......................................    20
Section 10.7  Counterparts ..............................................    20
Section 10.8  Severability ..............................................    20
Section 10.9  Integration ...............................................    21
Section 10.10 GOVERNING LAW, SUBMISSION TO JURISDICTION, ETC. ...........    21

SCHEDULES:

1    Commitments

EXHIBITS:

A    Form of Assignment and Assumption

B    Form of Interest Rate Notice

C    Form of Construction Facility Notice of Borrowing

     CONSTRUCTION FACILITY CREDIT AGREEMENT (this "Agreement"), dated as of October 19, 2007, among CONSTRUCTORA DE PROYECTOS HIDROELECTRICOS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Construction Facility Lenders"), and WESTLB AG, NEW YORK BRANCH, as construction facility administrative agent (the "Construction Facility Administrative Agent").

     The parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.:

     "Agreement": as defined in the preamble hereto.

     "Applicable Margin": means, on any date of determination, for an ABR Loan:
0.75% per annum, or for a Eurodollar Loan: 0.50% per annum.

     "Approved Fund": as defined in Section 10.5(b).

     "Assignee": as defined in Section 10.5(b).

     "Assignment": an Assignment and Assumption, substantially in the form of Exhibit A.

     "Availability Period": with respect to the Construction Loans, the period from the Signing Date until the earliest of (i) the date that is one hundred twenty (120) days after the Signing Date in the event that the initial Construction Facility Borrowing shall not have occurred by such date, (ii) full utilization of the amounts available under the aggregate Construction Facility Commitments, and (iii) the Loan Maturity Date.

     "Benefitted Lender": as defined in Section 10.6(a).

     "Borrower": as defined in the preamble hereto.

     "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the Construction Facility Lenders to make Construction Loans hereunder.

     "Construction Facility Administrative Decision": means (i) the determination of Eurodollar Base Rate and ABR from time to time and (ii) any of the other routine and administrative decisions, actions, authorizations, directions, approvals, determinations, waivers and consents that (a) do not relate to a Default or Event of Default (except to the limited extent set forth in the proviso in Section 9.5) and could not reasonably be expected to result in a Default or Event of Default, (b) could not have a Material Adverse Effect on the interests of any Secured Party and (c) do not constitute Fundamental Decisions or require the instruction or direction of the Construction Facility Administrative Agent by any Construction Facility Lender or

Construction Facility Lenders or their approval or consent pursuant to the Common Agreement, the Intercreditor Agreement or the Construction Facility Credit Agreement.

     "Construction Facility Commitment": as to any Construction Facility Lender, the obligation of such Construction Facility Lender to make a Construction Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Commitment" opposite such Construction Facility Lender's name on
Schedule 1 or in the Assignment pursuant to which such Construction Facility Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Construction Facility Commitments is nine hundred ten million Dollars ($910,000,000).

     "Construction Facility Lenders": as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Construction Facility Lenders shall be deemed to include any Conduit Lender.

     "Construction Facility Notice of Borrowing" means the notice, in substantially the form of Exhibit C hereto, duly executed and delivered by the Borrower's Financial Representative to the Construction Facility Administrative Agent and the Independent Engineer pursuant to Section 4.04(a) of the Common Agreement and Section 2.2(b) of this Agreement in connection with each Construction Facility Borrowing. Each Construction Facility Notice of Borrowing shall specify the amount of the requested Construction Facility Borrowing.

     "Construction Facility Percentage": in respect of any Construction Facility Lender, the percentage set forth next to such Lender's name under the column entitled "Percentage" on Schedule 1 (as reduced or increased by later Assignments) or in the Assignment pursuant to which such Lender became a Construction Facility Lender.

     "Construction Loan": any loan made by any Construction Facility Lender pursuant to this Agreement.

     "Funding Office": the office of the Construction Facility Administrative Agent set forth on its signature page to the Common Agreement or such other office as may be specified from time to time by the Construction Facility Administrative Agent as its funding office by written notice to the Borrower and the Construction Facility Lenders.

     "Interest Payment Date": (a) as to any ABR Loan, the last day of each calendar month to occur while such ABR Loan is outstanding and the final maturity date of such ABR Loan, (b) as to any Eurodollar Loan having an Interest Period of one month, the last day of such Interest Period and (c) as to any Construction Loan, the date of any repayment or prepayment made in respect thereof.

     "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one month thereafter, as set forth by the Borrower in its Construction Facility Notice of Borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one month thereafter, as set forth by the Borrower by irrevocable notice to the Construction Facility Administrative Agent not later than 11:00

A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) the Borrower may not select an Interest Period that would extend beyond the date final payment is due on the Construction Loans;

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Eurodollar Loan.

     "Interest Rate Notice": as defined in Section 2.2(c).

     "Monthly Payment Date": the earlier of (i) the date of any Construction Facility Borrowing in each calendar month and (ii), if no Construction Facility Borrowing has occurred in a calendar month, the last Business Day of such calendar month.

     "Participant": as defined in Section 10.5(c).

     "Register": as defined in Section 10.5(b).

     "United States": the United States of America.

     Section 1.2 Other Definitional Provisions. (a) All capitalized terms used and not defined herein shall have the respective meanings assigned thereto in the Common Agreement.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     Section 1.3 Rules of Construction. The rules of construction set forth in
Section 1.03 of the Common Agreement shall apply as if it were fully set out herein; provided, that, the words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                                    ARTICLE 2
                         AMOUNT AND TERMS OF COMMITMENTS

     Section 2.1 Construction Facility Commitments. (a) Subject to the terms and conditions of this Agreement and the Common Agreement, each Construction Facility Lender severally agrees to make loans ("Construction Loans") to the Borrower on any Business Day during the Availability Period in an aggregate amount not to exceed the Construction Facility Commitment of such Construction Facility Lender. Any Construction Loan or portion thereof which is prepaid cannot be reborrowed.

               (b) Each request for a Construction Loan shall be in an aggregate principal amount of not less than U.S.$1,000,000 (provided that the last Construction Loan may be in an aggregate principal amount equal to the aggregate unutilized Construction Facility Commitments available on the date such Construction Loan is requested and provided further that any Construction Loan requested solely for the purpose of paying interest and/or Fees due and payable pursuant to Section 2.6 and/or Section 2.10(a) of this Agreement (and any Taxes payable with respect to such interest and/or Fees) may be in the aggregate principal amount of such interest, Taxes and/or Fees, as applicable, or any portion thereof) and shall be made by the Construction Facility Lenders ratably in proportion to their respective Construction Facility Commitments. Each Construction Facility Lender's Construction Facility Commitment shall be reduced by the amount of, and on the date of, each Construction Facility Lender's Construction Loan. The Construction Facility Commitments shall terminate in their entirety upon the expiration of the Availability Period.

               (c) The failure of any Construction Facility Lender to make the Construction Loan required to be made by it as part of any Construction Facility Borrowing shall not relieve any other Construction Facility Lender of its obligation hereunder to make its respective Construction Loan on such Borrowing Date, but no Construction Facility Lender shall be responsible for the failure of any other Construction Facility Lender to make the Construction Loan to be made by such other Construction Facility Lender on any date.

     Section 2.2 Procedure for Construction Facility Borrowings.

               (a) All Construction Loans to be made as part of each Construction Facility Borrowing shall consist of Construction Loans of the same Type and Interest Period.

               (b) Not later than the fifth (5th) Business Day prior to the date of any proposed Construction Facility Borrowing (or such later date agreed to by the Construction Facility Administrative Agent in its sole discretion), the Borrower shall deliver a Construction Facility Notice of Borrowing to the Construction Facility Administrative Agent and the Independent Engineer accompanied by the documents specified in the Construction Facility Notice of Borrowing and specifying therein (i) the requested date of such Construction Facility Borrowing and (ii) the aggregate amount of such proposed Construction Facility Borrowing. The Borrower shall be entitled to request only one Construction Facility Borrowing during any calendar month. Each Construction Facility Notice of Borrowing shall be irrevocable and binding on the Borrower.

          (c) In connection with each proposed Construction Facility Borrowing, the Borrower shall deliver a further notice (an "Interest Rate Notice") to the Construction Facility Administrative Agent in substantially the form of Exhibit B hereto, specifying the requested Interest Period for each such Construction Loan (and, subject to Section 2.2(a), the Type of such Construction Loans). Each Interest Rate Notice shall be given by the Borrower to the Construction Facility Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Construction Facility Borrowing. The Construction Facility Administrative Agent shall give each Construction Facility Lender notice of each Interest Rate Notice within one (1) Business Day after the receipt thereof by the Construction Facility Administrative Agent. Each Interest Rate Notice shall be irrevocable and binding on the Borrower. If no Interest Rate Notice is received by the Construction Facility Administrative Agent as provided in this Section 2.2(c), the interest rate applicable to such Construction Facility Borrowing shall be the Eurodollar Rate with an Interest Period of one (1) month (or such other Interest Period designated by the Construction Facility Administrative Agent).

          (d) Each Construction Facility Lender shall, before 11:00 a.m. (New York City time) on the date of any Construction Facility Borrowing, make available to the Construction Facility Administrative Agent such Construction Facility Lender's ratable portion of the Construction Facility Borrowing, in accordance with Section 2.02(a) of the Common Agreement.

          (e) Notwithstanding the foregoing, if the date for any proposed Construction Facility Borrowing is a date on which the Borrower is obligated to pay interest on any Construction Loan pursuant to Section 2.6 hereof, any Fees in respect of any Construction Facility Commitment pursuant to Section 2.10(a) hereof or any Fees pursuant to any Fee Letters, then the Construction Facility Administrative Agent may instruct, and in that event each Construction Facility Lender shall, set off against its ratable portion of the Construction Loan to be made on such day the entire amount of interest and Fees due and owing on such date in respect of such Construction Facility Lender's Construction Loans.

     Section 2.3 Repayment of Construction Loans. All Construction Loans then outstanding and all accrued interest thereon shall be due and payable in full on the Loan Maturity Date.

     Section 2.4 Optional Prepayments. The Borrower may prepay the Construction Loans, in whole or in part, without premium or penalty, upon (a) demonstrating to the reasonable satisfaction of the Intercreditor Agent that Project Completion will be achieved by the Project Completion Date and (b) delivering irrevocable notice to the Construction Facility Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest

Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 3.04 of the Common Agreement. Upon receipt of any such notice the Construction Facility Administrative Agent shall promptly notify each Construction Facility Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of the Construction Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

     Section 2.5 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Construction Facility Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Construction Facility Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Construction Facility Administrative Agent or the Construction Facility Majority Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Construction Facility Administrative Agent shall promptly notify each Construction Facility Lender thereof.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Construction Facility Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Construction Facility Administrative Agent has or the Construction Facility Majority Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Construction Facility Administrative Agent shall promptly notify each Construction Facility Lender thereof.

     Section 2.6 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

          (c) Following the occurrence and during the continuance of an Event of Default, a rate per annum equal to 2.00% above the rate per annum required to be paid on a Eurodollar Loan or an ABR Loan, as the case may be.

          (d) Any other amounts payable hereunder and under the other Construction Facility Loan Documents that are not paid when due shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to the Construction Facility Lender Default Rate.

          (e) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) or (d) of this Section shall be payable from time to time on demand.

          (f) In connection with each Construction Facility Borrowing pursuant to Section 2.2 and each continuation and/or conversion pursuant to Section 2.5, the Construction Facility Administrative Agent shall promptly notify each Construction Facility Lender of the applicable interest rate with respect thereto promptly after determination thereof.

     Section 2.7 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Construction Facility Administrative Agent shall as soon as practicable notify the Borrower and the Construction Facility Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Construction Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Construction Facility Administrative Agent shall as soon as practicable notify the Borrower and the Construction Facility Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Construction Facility Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Construction Facility Lenders in the absence of manifest error. The Construction Facility Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Construction Facility Administrative Agent in determining any interest rate pursuant to Section 2.6.

     Section 2.8 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Construction Facility Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Construction Facility Administrative Agent shall have received notice from the Construction Facility Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Construction Facility Lenders (as conclusively certified by such Construction Facility Lenders) of making or maintaining their affected Construction Loans during such Interest Period, the Construction Facility Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Construction Facility Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Construction Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Construction Facility Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Construction Loans to Eurodollar Loans.

     Section 2.9 Pro Rata Treatment and Payments. (a) Each Construction Facility Borrowing by the Borrower from the Construction Facility Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Construction Facility Commitments of the Construction Facility Lenders shall be made pro rata according to the respective Construction Facility Percentages of the Construction Facility Lenders.

          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Construction Loans shall be made pro rata according to the respective outstanding principal amounts of the Construction Loans then held by the Construction Facility Lenders. Amounts prepaid on account of the Construction Loans may not be reborrowed.

          (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 11:00 a.m., New York City time, on the due date thereof to the Construction Facility Administrative Agent, for the account of the Construction Facility Lenders, at the Funding Office, in Dollars and in immediately available funds. The Construction Facility Administrative Agent shall distribute such payments to each Construction Facility Lender promptly upon receipt in like funds as received, net of any amounts owing by such Construction Facility Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (d) Unless the Construction Facility Administrative Agent shall have been notified in writing by any Construction Facility Lender prior to a Construction Facility Borrowing that such Construction Facility Lender will not make the amount that would constitute its share of such Construction Facility Borrowing available to the Construction Facility Administrative Agent, the Construction Facility Administrative Agent may assume that such Construction Facility Lender is making such amount available to the Construction Facility Administrative Agent, and the Construction Facility Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Construction Facility Administrative Agent by the required time on the Borrowing Date therefor, such Construction Facility Lender shall pay to the Construction Facility Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Construction Facility Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Construction Facility Lender makes such amount immediately available to the Construction Facility Administrative Agent. A certificate of the Construction Facility Administrative Agent submitted to any Construction Facility Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Construction Facility Lender's share of such Construction Facility Borrowing is not made available to the Construction Facility Administrative Agent by such Construction Facility Lender within three Business Days after such Borrowing Date, the Construction Facility Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.

          (e) Unless the Construction Facility Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Construction Facility Administrative Agent, the Construction Facility Administrative Agent may assume that the Borrower is making such payment, and the Construction Facility Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Construction Facility Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Construction Facility Administrative Agent by the Borrower within three Business Days after such due date, the Construction Facility Administrative Agent shall be entitled to recover, on demand, from each Construction Facility Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Construction Facility Administrative Agent or any Construction Facility Lender against the Borrower.

     Section 2.10 Fees.

          (a) The Borrower agrees to pay to the Construction Facility Administrative Agent for the account of each Construction Facility Lender a commitment fee on the average daily unused amount of such Construction Facility Lender's Construction Facility Commitment from the Signing Date, in the case of each Construction Facility Lender initially a party hereto, and from the effective date specified in the Assignment pursuant to which an Assignee becomes a Construction Facility Lender, until the Loan Maturity Date, at the rate of 0.25% per annum, payable monthly in arrears on each Monthly Payment Date, commencing on the first such date to occur on or following the earlier of (i) the date that is one hundred twenty (120) days following the Signing Date or
(ii) the date of the initial Construction Facility Borrowing.

          (b) The Borrower further agrees to pay the fees set forth in the Construction Facility Fee Letter in accordance with the terms thereof.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     Section 3.1 Representations and Warranties of the Borrower. To induce the Construction Facility Administrative Agent and the Construction Facility Lenders to enter into this Agreement and to make the Construction Loans, the Borrower hereby confirms each of the representations and warranties set forth in Section
5.01 of the Common Agreement, which representations and warranties shall apply, mutatis mutandis, to this Agreement as if they had been fully set out in this Agreement and made as of the dates specified in the Common Agreement (unless and to the extent waived or amended from time to time in accordance with the terms of the Common Agreement). All of these representations and warranties shall survive the execution and delivery of this Agreement, the Construction Facility Closing Date and all Construction Facility Borrowings and Construction Facility Commitments made hereunder.

                                    ARTICLE 4
                              CONDITIONS PRECEDENT

     Section 4.1 Conditions Precedent to the Construction Facility Closing Date and the Initial Construction Facility Borrowing. The Construction Facility Closing Date and the initial Construction Facility Borrowing are subject to satisfaction, in a manner satisfactory to each Construction Facility Lender, of each of the conditions set forth in Section 4.03, 4.04 and 4.05 of the Common Agreement, which conditions shall apply, mutatis mutandis, to this Agreement as if they had been fully set out herein (provided, that, a waiver of any condition under Section 4.03, 4.04 or 4.05 of the Common Agreement shall be deemed a waiver of such condition hereunder).

     Section 4.2 Conditions Precedent to Each Construction Facility Borrowing. The obligation of each Construction Facility Lender to make any Construction Loan is subject to satisfaction, in a manner satisfactory to (x) in the case of the initial Construction Facility Borrowing, each Lender and (y) in the case of any subsequent Construction Facility Borrowing, the Construction Facility Administrative Agent, of each of the conditions set forth in Sections 4.04 and
4.05 of the Common Agreement, which conditions shall apply, mutatis mutandis, to this Agreement as if they had been fully set out herein (provided, that, a waiver of any condition under Section 4.04 or 4.05 of the Common Agreement shall be deemed a waiver of such condition hereunder).

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

     Section 5.1 Affirmative Covenants of the Borrower. The Borrower hereby agrees to comply with each of the covenants set forth in Section 6.01 of the Common Agreement and to otherwise perform and observe all of the obligations undertaken by it in the Common Agreement, the terms of which shall apply, mutatis mutandis, to this Agreement as if fully set forth herein (unless and to the extent waived or amended from time to time in accordance with the terms of the Common Agreement).

                                    ARTICLE 6
                               NEGATIVE COVENANTS

     Section 6.1 Negative Covenants of the Borrower. The Borrower hereby agrees to comply with each of the covenants set forth in Section 6.02 of the Common Agreement and to otherwise perform and observe all of the obligations undertaken by it in the Common Agreement, the terms of which shall apply, mutatis mutandis, to this Agreement as if fully set forth herein (unless and to the extent waived or amended from time to time in accordance with the terms of the Common Agreement).

                                    ARTICLE 7
                              REPORTING OBLIGATIONS

     Section 7.1 Reporting Obligations of the Borrower. The Borrower hereby agrees to comply with each of the obligations set forth in Section 6.03 of the Common Agreement and to otherwise perform and observe all of the obligations undertaken by it in the Common Agreement, the terms of which shall apply, mutatis mutandis, to this Agreement as if fully set forth herein (unless and to the extent waived or amended from time to time in accordance with the terms of the Common Agreement).

                                    ARTICLE 8
                                EVENTS OF DEFAULT

     Section 8.1 Events of Default; Remedies.

          (a) An Event of Default shall occur hereunder upon the occurrence of any Event of Default set forth in Section 7.01 of the Common Agreement, the terms of which shall apply, mutatis mutandis, to this Agreement as if fully set forth herein.

          (b) If any Event of Default shall have occurred and be continuing, the Construction Facility Administrative Agent, subject to the terms of the Common Agreement and, once executed, the Intercreditor Agreement, may take any of the actions specified in Section 7.02(a), 7.03 or 7.04 of the Common Agreement.

          (c) Subject to the Intercreditor Agreement (once executed), upon the acceleration of the Construction Loans pursuant to Section 8.1(b) hereof or
Section 7.02 of the Common Agreement, each of the Construction Facility Lenders and the Construction Facility Administrative Agent may take all such actions as it deems reasonable to recover any amounts due hereunder.

          (d) All distributions to or for the benefit of the Construction Facility Lenders under or in respect of any of the Financing Documents shall be received on account of the Construction Facility Obligations owed to the Construction Facility Lenders without prejudice to any claim by the Construction Facility Administrative Agent and the Construction Facility Lenders for any deficiency after such distributions are distributed to the Construction Facility Administrative Agent and the Construction Facility Lenders; the Construction Facility Administrative Agent shall deliver notice to the Borrower of any such deficiency and the Borrower shall remain liable for the same. After the occurrence and during the continuance of an Event of Default, all such distributions shall be applied to such part of the Construction Facility Obligations as is determined by the Construction Facility Lenders in their sole discretion or, in the event the Construction Facility Lenders fail to advise the Construction Facility Administrative Agent of their determination, by the Construction Facility Administrative Agent. After the occurrence and during the continuance of an Event of Default, the Construction Facility Lenders may at any time change any application of any such distributions or other moneys received by the Construction Facility Administrative Agent and may reapply the same to any part of the Construction Facility Obligations as the Construction Facility Lenders may from time to time in their absolute discretion determine.

                                    ARTICLE 9
                 THE CONSTRUCTION FACILITY ADMINISTRATIVE AGENT

     Section 9.1 Appointment. Each Construction Facility Lender hereby irrevocably designates and appoints the Construction Facility Administrative Agent as the agent of such Construction Facility Lender under this Agreement and the other Financing Documents, and each such Construction Facility Lender irrevocably authorizes the Construction Facility Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Financing Documents and to exercise such powers and perform such duties as are expressly delegated to the Construction Facility Administrative Agent by the terms of this Agreement and the other Financing Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Construction Facility Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Construction Facility Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against the Construction Facility Administrative Agent.

     Section 9.2 Delegation of Duties. The Construction Facility Administrative Agent may execute any of its duties under this Agreement and the other Financing Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Construction Facility Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

     Section 9.3 Exculpatory Provisions. Neither the Construction Facility Administrative Agent nor any of its officers, directors, employees, agents, advisors, attorneys in fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Financing Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Construction Facility Lenders for any recitals, statements, representations or warranties made by any Project Party or any officer thereof contained in this Agreement or any other Financing Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Construction Facility Administrative Agent under or in connection with, this Agreement or any other Financing Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document or for any failure of any Project Party a party thereto to perform its obligations hereunder or thereunder. The Construction Facility Administrative Agent shall not be under any obligation to any Construction Facility Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the properties, books or records of any Project Party.

     Section 9.4 Reliance by Construction Facility Administrative Agent. The Construction Facility Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Construction Facility Administrative Agent. The Construction Facility Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Financing Document unless it shall first receive such advice or concurrence of the Construction Facility Majority Lenders (or, if so specified by this Agreement, all Construction Facility Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Construction Facility Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Construction Facility Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Financing Documents in accordance with a request of the Construction Facility Majority Lenders (or, if so specified by this Agreement, all Construction Facility Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Construction Facility Lenders and all future holders of the Construction Loans.

     Section 9.5 Notice of Default. The Construction Facility Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Construction Facility Administrative Agent has received notice from a Construction Facility Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Construction Facility Administrative Agent receives such a notice, the Construction Facility Administrative Agent shall give notice thereof to the Construction Facility Lenders. Subject to the Intercreditor Agreement, the Construction Facility Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Construction Facility Majority Lenders (or, if so specified by this Agreement, all Construction Facility Lenders); provided that unless and until the Construction Facility Administrative Agent shall have received such directions, the Construction Facility Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Construction Facility Lenders (subject to the Intercreditor Agreement).

     Section 9.6 Non-Reliance on Construction Facility Administrative Agent and Other Construction Facility Lenders. Each Construction Facility Lender expressly acknowledges that neither the Construction Facility Administrative Agent nor any of its officers, directors, employees, agents, advisors, attorneys in fact or affiliates have made any representations or warranties to it and that no act by the Construction Facility Administrative Agent hereafter taken, including any review of the affairs of a Project Party or any affiliate of a Project Party, shall be deemed to constitute any representation or warranty by the Construction Facility Administrative Agent to any Construction Facility Lender. Each Construction Facility Lender represents to the Construction Facility Administrative Agent that it has, independently and without reliance upon the Construction Facility Administrative Agent or any other Construction Facility Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Project Parties and their affiliates and made its own decision to make its Construction Loans hereunder and enter into this Agreement. Each Construction Facility Lender also represents that it will, independently and without reliance upon the Construction Facility Administrative Agent or any other Construction Facility Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Project Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Construction Facility Lenders by the Construction Facility Administrative Agent hereunder, the Construction Facility Administrative Agent shall not have any duty or responsibility to provide any Construction Facility Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Project Party or any affiliate of a Project Party that may come into the possession of the Construction Facility Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.

     Section 9.7 Indemnification. The Construction Facility Lenders agree to indemnify the Construction Facility Administrative Agent and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an "Agent Indemnitee") (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Construction Facility Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Construction Facility Commitments shall have terminated and the Construction Loans shall have been paid in full, ratably in accordance with such Construction Facility Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Construction Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Construction Facility Commitments, this Agreement, any of the other Financing Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Construction Facility Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Construction Loans and all other amounts payable hereunder.

     Section 9.8 Agent in Its Individual Capacity. The Construction Facility Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Project Party as though the Construction Facility Administrative Agent did not serve in such capacity. With respect to its Construction Loans made or renewed by it, the Construction Facility Administrative Agent shall have the same rights and powers under this Agreement and the other Financing Documents as any Construction Facility Lender and may exercise the same as though it were not the Construction Facility Administrative Agent, and the terms "Construction Facility Lender" and "Construction Facility Lenders" shall include the Construction Facility Administrative Agent in its individual capacity.

     Section 9.9 Successor Construction Facility Administrative Agent. The Construction Facility Administrative Agent may resign as Construction Facility Administrative Agent upon 90 days' notice to the Construction Facility Lenders and the Borrower. If the Construction Facility Administrative Agent shall resign as Construction Facility Administrative Agent under this Agreement and the other Financing Documents, then the Construction Facility Required Lenders shall appoint from among the Construction Facility Lenders a successor agent for the Construction Facility Lenders, which successor agent shall (unless a Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Construction Facility Administrative Agent, and the term "Construction Facility Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Construction Facility Administrative Agent's rights, powers and duties as Construction Facility Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Construction Facility Administrative Agent or any of the parties to this Agreement or any holders of the Construction Loans. If no successor agent has accepted appointment as Construction Facility Administrative Agent by the date that is 90 days following a retiring Construction Facility Administrative Agent's notice of resignation, the retiring Construction Facility Administrative Agent's resignation shall nevertheless thereupon become effective, and the Construction Facility Lenders shall assume and perform all of the duties of the Construction Facility Administrative Agent hereunder until such time, if any, as the Construction Facility Required Lenders appoint a successor agent as provided for above. Notwithstanding anything herein to the contrary, if no successor agent has accepted appointment as Construction Facility Administrative Agent by the date that is sixty (60) days following the effective date of the retiring Construction Facility Administrative Agent's resignation, the Intercreditor Agent may appoint a successor Construction Facility Administrative Agent from among the Construction Facility Lenders (without obtaining the approval of any such Construction Facility Lenders). After any retiring Construction Facility Administrative Agent's resignation as Construction Facility Administrative Agent, the provisions of this Section 9 and of Section 10.04 of the Common Agreement shall continue to inure to its benefit.

                                   ARTICLE 10
                                  MISCELLANEOUS

     Section 10.1 Incorporation of Miscellaneous Provisions by Reference. Sections 10.03, 10.08, 10.10, 10.13, 10.14 and 10.15 of the Common Agreement are hereby incorporated by reference herein as if fully set forth herein.

     Section 10.2 Amendments and Waivers. No amendment, supplement, modification, waiver, cancellation, consent or approval with regard to any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed or approved by the Borrower, the Construction Facility Administrative Agent and the Construction Facility Majority Lenders and then such amendment, supplement, modification, cancellation, consent or approval shall be effective only in the specific instance and for the specific purpose for which given; provided that:

          (a) no amendment, supplement, modification, waiver, cancellation, consent or approval shall, unless in writing and signed by all of the Construction Facility Lenders, do any of the following: (i) take any action which is defined as a Fundamental Decision in the Common Agreement, (ii) take any action that changes the Construction Facility Commitment of any Construction Facility Lender or the obligation of any Construction Facility Lender to make a Construction Loan, (iii) take any action which requires the consent of each Construction Facility Lender pursuant to the terms of any Transaction Document or (iv) amend or modify this Section 10.2;

          (b) any amendment, supplement, modification, determination, waiver, cancellation, consent or approval which is or effects a Construction Facility Administrative Decision may be effected by the Construction Facility Administrative Agent; and

          (c) no amendment, supplement, modification, waiver, cancellation, consent or approval shall, unless in writing and signed by the Construction Facility Administrative Agent in addition to the Construction Facility Lenders required hereinabove to take such action, affect the rights or duties of the Construction Facility Administrative Agent under this Agreement.

Any amendment, supplement, modification, determination, waiver, cancellation, consent or approval so made shall be binding on all of the Construction Facility Lenders. The terms of this Section 10.2 shall be subject to the terms of the Intercreditor Agreement and Section 10.01 of the Common Agreement.

     Section 10.3 Notices. All notices and other communications provided for hereunder shall be given or made in accordance with the provisions of Section
10.02 of the Common Agreement.

     Section 10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Financing Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Construction Loans and other extensions of credit hereunder.

     Section 10.5 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Construction Facility Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Construction Facility

Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Construction Facility Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Construction Facility Commitments and the Construction Loans at the time owing to it) with the prior written consent of:

                    (A) the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required for an assignment to a Construction Facility Lender, an affiliate of a Construction Facility Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and

                    (B) the Construction Facility Administrative Agent, provided that no consent of the Construction Facility Administrative Agent shall be required for an assignment of all or any portion of a Construction Loan to a Construction Facility Lender, an affiliate of a Construction Facility Lender or an Approved Fund.

               (ii) Assignments shall be subject to the following additional conditions:

                    (A) except in the case of an assignment to a Construction Facility Lender, an affiliate of a Construction Facility Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Construction Facility Lender's Construction Facility Commitments or Construction Loans, the amount of the Construction Facility Commitments or Construction Loans of the assigning Construction Facility Lender subject to each such assignment (determined as of the date the Assignment with respect to such assignment is delivered to the Construction Facility Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Construction Facility Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Construction Facility Lender and its affiliates or Approved Funds, if any;

                    (B) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Construction Facility Lender's rights (including with respect to its Construction Loans) and obligations (including with respect to its Construction Facility Commitments);

                    (C) (1) the parties to each assignment shall execute and deliver to the Construction Facility Administrative Agent an Assignment, together with a processing and recordation fee of $3,500 and (2) the assigning Construction Facility Lender shall have paid in full any amounts owing by it to the Construction Facility Administrative Agent; and

                    (D) the Assignee, if it shall not be a Construction Facility Lender, shall deliver to the Construction Facility Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee's compliance procedures and applicable laws, including Federal and state securities laws.

     For the purposes of this Section 10.5, "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Construction Facility Lender, (b) an affiliate of a Construction Facility Lender or (c) an entity or an affiliate of an entity that administers or manages a Construction Facility Lender.

               (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment, have the rights and obligations of a Construction Facility Lender under this Agreement, and the assigning Construction Facility Lender thereunder shall, to the extent of the interest assigned by such Assignment, be released from its obligations under this Agreement (and, in the case of an Assignment covering all of the assigning Construction Facility Lender's rights and obligations under this Agreement, such Construction Facility Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.02, 3.03, 3.04 and 10.04 of the Common Agreement). Any assignment or transfer by a Construction Facility Lender of rights or obligations under this Agreement that does not comply with this
Section 10.5 shall be treated for purposes of this Agreement as a sale by such Construction Facility Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

               (iv) The Construction Facility Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment delivered to it and a register for the recordation of the names and addresses of the Construction Facility Lenders, and the Construction Facility Commitments of, and principal amount of the Construction Loans owing to, each Construction Facility Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Construction Facility Administrative Agent and the Construction Facility Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Construction Facility Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

               (v) Upon its receipt of a duly completed Assignment executed by an assigning Construction Facility Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Construction Facility Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Construction Facility Administrative Agent shall accept such Assignment and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (c) (i) Any Construction Facility Lender may, without the consent of the Borrower or the Construction Facility Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Construction Facility Lender's rights and obligations under this Agreement (including all or a portion of its Construction Facility Commitments and the Construction Loans owing to it); provided that (A) such Construction Facility Lender's obligations under this Agreement shall remain unchanged, (B) such Construction Facility Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Construction Facility Administrative Agent and the other Construction Facility Lenders shall continue to deal solely and directly with such Construction Facility Lender in connection with such Construction Facility Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Construction Facility Lender sells such a participation shall provide that such Construction Facility Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.02, 3.03 and 3.04 of the Common Agreement to the same extent as if it were a Construction Facility Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.6(b) as though it were a Construction Facility Lender, provided such Participant shall be subject to Section 10.6(a) as though it were a Construction Facility Lender.

               (ii) A Participant shall not be entitled to receive any greater payment under the Common Agreement than the applicable Construction Facility Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a non-U.S. Lender shall not be entitled to the benefits of Section 3.02 of the Common Agreement unless such Participant complies with Section 3.02(e) of the Common Agreement.

          (d) Any Construction Facility Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Construction Facility Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Construction Facility Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Construction Facility Lender as a party hereto.

          (e) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Construction Loans it may have funded hereunder to its designating Construction Facility Lender without the consent of the Borrower or the Construction Facility Administrative Agent and without regard to the limitations set forth in Section 10.5(b). Each of the Borrower, each Construction Facility Lender and the Construction Facility Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Construction Facility Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

     Section 10.6 Adjustments; Set off. (a) Except to the extent that this Agreement, any other Financing Document or a court order expressly provides for payments to be allocated to a particular Construction Facility Lender, if any Construction Facility Lender (a "Benefitted Lender") shall receive any payment of all or part of the Construction Facility Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.5), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Construction Facility Lender, if any, in respect of the Construction Facility Obligations owing to such other Construction Facility Lender, such Benefitted Lender shall purchase for cash from the other Construction Facility Lenders a participating interest in such portion of the Construction Facility Obligations owing to each such other Construction Facility Lender, or shall provide such other Construction Facility Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Construction Facility Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Construction Facility Lenders provided by law, each Construction Facility Lender shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Construction Facility Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Construction Facility Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower. Each Construction Facility Lender agrees promptly to notify the Borrower and the Construction Facility Administrative Agent after any such application made by such Construction Facility Lender, provided that the failure to give such notice shall not affect the validity of such application.

     Section 10.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Construction Facility Administrative Agent.

     Section 10.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.9 Integration. This Agreement and the other Financing Documents represent the entire agreement of the Borrower, the Construction Facility Administrative Agent and the Construction Facility Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Construction Facility Administrative Agent or any Construction Facility Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Financing Documents.

     Section 10.10 GOVERNING LAW, SUBMISSION TO JURISDICTION, ETC.

          (a) THIS AGREEMENT AND EACH OF THE OTHER FINANCING DOCUMENTS (UNLESS SUCH DOCUMENT EXPRESSLY STATES OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          (b) Each of the parties hereto hereby (i) expressly and irrevocably submits and consents to the jurisdiction of any State or Federal court sitting in the Borough of Manhattan, and any appellate court having jurisdiction over appeals from any of such courts, in any action to resolve any controversy or claim arising out of this Agreement or any other Financing Document, (ii) agrees that all claims in such action may be decided in any such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested, or by personal service within or without the State of New York, at the address for notices referred to in Section 10.3. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Furthermore, each party hereby submits to the competent courts of its corporate domicile in any action or proceeding against it in connection with this Agreement or any other Financing Document. Nothing herein shall affect the right of any party to bring legal action or proceedings in any other competent jurisdiction.

          (c) To the extent the Borrower may, in any action or proceeding arising out of or relating to any of the Financing Documents brought in Mexico or elsewhere, be entitled under applicable Law to require or claim that any Construction Facility Lender or the Construction Facility Administrative Agent post security for costs or take similar action, the Borrower hereby irrevocably waives and agrees not to claim the benefit of such entitlement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        CONSTRUCTORA DE PROYECTOS
                                        HIDROELECTRICOS, S.A. DE C.V., as the
                                        Borrower


                                        By: /s/ GABRIEL DE LA CONCHA
                                            ------------------------------------
                                        Name: GABRIEL DE LA CONCHA
                                        Title: LEGAL REPRESENTATIVE

            Signature Page to Construction Facility Credit Agreement

                                        WESTLB AG, NEW YORK BRANCH, as
                                        Construction Facility Administrative
                                        Agent


                                        By: /s/ Jared Brenner
                                            ------------------------------------
                                        Name: Jared Brenner
                                        Title: Executive Director


                                        By: /s/ Isaac Deutsch
                                            ------------------------------------
                                        Name: Isaac Deutsch
                                        Title: Executive Director

            Signature Page to Construction Facility Credit Agreement

                                        BANCO BILBAO VIZCAYA ARGENTARIA
                                        S.A, GRAND CAYMAN BRANCH, as a
                                        Construction Facility Lender.


                                        By: /s/ ANDREA SCHWARTZ
                                            ------------------------------------
                                        Name: ANDREA SCHWARTZ
                                        Title: Assistant Vice President
                                               International Corporate Banking


                                        By: /s/ CRISTIAN AGUIRRE
                                            ------------------------------------
                                        Name:  CRISTIAN AGUIRRE
                                        Title: Assistant Vice President
                                               International Corporate Banking

            Signature Page to Construction Facility Credit Agreement

CITIBANK N.A. NASSAU BAHAMAS
BRANCH, as a Construction Facility Leader


By: /s/ Leslie Munroe
    ------------------------------------
Name: Leslie Munroe
Title: Attorney-In-Fact
       Citibank N.A.
       Nassau, Bahamas Branch


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

            Signature Page to Construction Facility Credit Agreement

                                        HSBC MEXICO S.A., INSTITUCION DE
                                        BANCA MULTIPLE, GRUPO FINANCIERO HSBC,
                                        CAYMAN BRANCH, as a Construction
                                        Facility Leader


                                        By: /s/ MICHAEL R. SCHWANDT G.
                                            ------------------------------------
                                        Name: MICHAEL R. SCHWANDT G.
                                        Title: Director


                                        By: /s/ KENNETH F. KRYZDA M.
                                            ------------------------------------
                                        Name: KENNETH F. KRYZDA M.
                                        Title: Executive Director

            Signature Page to Construction Facility Credit Agreement

                                        NORDDEUTSCHE LANDESBANK GIROZENTRALE,
                                        NEW YORK BRANCH, as a Construction
                                        Facility Lender


                                        By: /s/ Nicolai Dillow
                                            ------------------------------------
                                        Name: Nicolai Dillow
                                        Title: Vice Prescient


                                        By: /s/ Bulent Osma
                                            ------------------------------------
                                        Name: Bulent Osma
                                        Title: Vice President

            Signature Page to Construction Facility Credit Agreement

                                        BANCO SANTANDER S.A., NEW YORK BRANCH,
                                        as a Construction Facility Lender


                                        By: /s/ FRANK G. ENGLISH, IV
                                            ------------------------------------
                                        Name: FRANK G. ENGLISH, IV
                                        Title: Managing Director
                                               Global Corporate Banking


                                        By: /s/ Carlos F. de Paula
                                            ------------------------------------
                                        Name: Carlos F. de Paula
                                        Title: Executive Director
                                               Grupo Santander

            Signature Page to Construction Facility Credit Agreement

                                        WESTLB AG, NEW YORK BRANCH, as a
                                        Construction Facility Lender


                                        By: /s/ Jared Brenner
                                            ------------------------------------
                                        Name: Jared Brenner
                                        Title: Executive Director


                                        By: /s/ Isaac Deutsch
                                            ------------------------------------
                                        Name: Isaac Deutsch
                                        Title: Executive Director

            Signature Page to Construction Facility Credit Agreement

                                                                   SCHEDULE 1 TO
                                          CONSTRUCTION FACILITY CREDIT AGREEMENT

                               COMMITMENTS AND PERCENTAGES

        LENDER               COMMITMENT            PERCENTAGE
        ------          -------------------   -------------------
WESTLB AG, NEW YORK     U.S.$151,666,666.70        16.66666%
BRANCH

BANCO BILBAO            U.S.$151,666,666.66        16.66666%
VIZCAYA ARGENTARIA
S.A., GRAND CAYMAN
BRANCH

CITIBANK N.A. NASSAU    U.S.$151,666,666.66        16.66666%
BAHAMAS BRANCH

HSBC MEXICO S.A.,       U.S.$151,666,666.66        16.66666%
INSTITUCION DE BANCA
MULTIPLE, GRUPO
FINANCIERO HSBC,
CAYMAN BRANCH

NORDDEUTSCHE            U.S.$151,666,666.66        16.66666%
LANDESBANK
GIROZENTRALE, NEW
YORK BRANCH

BANCO SANTANDER S.A.,   U.S.$151,666,666.66        16.66666%
NEW YORK BRANCH
                        TOTAL COMMITMENTS     TOTAL PERCENTAGE(1)
                        U.S.$910,000,000                100%

----------
(1)  The Total Percentage does not equal exactly 100% due to rounding

                                                                    EXHIBIT A TO
                                          CONSTRUCTION FACILITY CREDIT AGREEMENT

                              [FORM OF ASSIGNMENT]

          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [______], 20[__] (this "Agreement") is made [between](2) [among](3) [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), [Constructora de Proyectos Hidroelectricos, S.A. de C.V. (the "Borrower")](4) and [WestLB AG, New York Branch, as construction facility administrative agent (together with its successors and assigns in such capacity, the "Construction Facility Administrative Agent") for the Construction Facility Lenders (as defined below)](5). All capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Construction Facility Credit Agreement referred to below.

                             PRELIMINARY STATEMENTS

          1. This Agreement relates to the Construction Facility Credit Agreement dated, as of October 19, 2007 (as the same may be amended, supplemented or otherwise modified from time to time, the "Construction Facility Credit Agreement"), among the Borrower, the construction facility lenders named on the signature pages thereto and from time to time parties thereto (the "Construction Facility Lenders"), and the Construction Facility Administrative Agent.

          2. Construction Loans in the principal amount of U.S.$[________] made to the Borrower by the Assignor under the Construction Facility Credit Agreement are outstanding on the date hereof.

          3. The Assignor proposes to assign to the Assignee all of its rights under the Construction Facility Credit Agreement in respect of U.S.$[________] of its Construction Facility Commitment thereunder (the "Assigned Commitment"), together with a portion of its outstanding Construction Loans in the principal amount equal to U.S.$[________] (the "Assigned Loans") and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on the terms herein.(6)

          NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1. ASSIGNMENT AND ASSUMPTIONS.

----------
(2)  Insert if this agreement is between the Assignor and Assignee only.

(3) Insert if this agreement is among the Assignor, the Assignee, the Construction Facility Administrative Agent and, if applicable, the Borrower.

(4) Insert if no Event of Default has occurred and is continuing and the Assignee is not (A) a Construction Facility Lender, (B) an affiliate of a Construction Facility Lender or (C) an Approved Fund.

(5) Insert if the Assignee is not (A) a Construction Facility Lender, (B) an affiliate of a Construction Facility Lender or (C) an Approved Fund.

(6) Each assignment must be of a constant percentage of all of the assigning Construction Facility Lender's rights (including its Construction Loans) and obligations (including its Construction Facility Commitments).

          (a) The Assignor hereby sells, assigns, transfers and conveys to the Assignee all of the rights of the Assignor under the Construction Facility Credit Agreement in and to the Assigned Commitment and the Assigned Loans, and the Assignee hereby accepts such assignment, transfer and conveyance from the Assignor and assumes all of the obligations of the Assignor under the Construction Facility Credit Agreement in and to the Assigned Commitment and the Assigned Loans. Upon (i) the execution and delivery hereof by the Assignor, the Assignee and, to the extent required pursuant to Section 3 below, the Borrower and the Construction Facility Administrative Agent and (ii) the payment of the amounts specified in Section 2 hereof required to be paid on the date hereof,
(A) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Construction Facility Lender under the Construction Facility Credit Agreement with a Construction Facility Commitment in an amount equal to the Assigned Commitment, Construction Loans outstanding in an aggregate principal amount equal to the Assigned Loans and a Construction Facility Percentage equal to [___] percent ([__]%) and (B) the Construction Facility Commitment, Construction Loans and Construction Facility Percentage of the Assignor shall, as of the date hereof, be reduced correspondingly and the Assignor shall be released from its obligations under the Construction Facility Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

          (b) Each party hereto agrees to comply with the terms and conditions set forth in Section 10.5 of the Construction Facility Credit Agreement that govern the making of an assignment thereunder, and such terms and conditions are incorporated herein by reference as if fully set forth herein.

          SECTION 2. PAYMENTS. As consideration for the sale and assignment contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the date hereof in federal funds an amount equal to [INSERT AMOUNT OF PAYMENT IN WORDS AND FIGURES]. It is understood that all Fees with respect to the Assigned Commitment and the Assigned Loans accrued to the date hereof are for the account of the Assignor. The commitment fees set forth in Section 2.10(a) of the Construction Facility Credit Agreement, with respect to the Assigned Commitment accrued from and including the date hereof, are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Construction Facility Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

          SECTION 3. CONSENT OF THE BORROWER AND THE CONSTRUCTION FACILITY ADMINISTRATIVE AGENT. This Agreement is conditioned upon the consent of the Borrower pursuant to Section 10.5 of the Construction Facility Credit Agreement if no Event of Default has occurred and is continuing and the Assignee is not
(A) a Construction Facility Lender, (B) an affiliate of a Construction Facility Lender or (C) an Approved Fund. This Agreement is conditioned upon the consent of the Construction Facility Administrative Agent pursuant to Section 10.5 of the Construction Facility Credit Agreement if the Assignee is not (A) a Construction Facility Lender, (B) an affiliate of a Construction Facility Lender or (C) an Approved Fund. The execution of this Agreement by the Borrower and the Construction Facility Administrative Agent, in each case as applicable, is evidence of such consent.

          SECTION 4. NON-RELIANCE ON ASSIGNOR.

          (a) Neither the Assignor nor the Construction Facility Administrative Agent nor any other Construction Facility Lender shall be responsible to the Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Transaction Documents or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by the Assignor, the Construction Facility Administrative Agent or any other Construction Facility Lender to the Assignee or by or on behalf of the Borrower to the Assignor, the Construction Facility Administrative Agent, such Construction Facility Lender or the Assignee in connection with the Transaction Documents and the transactions contemplated thereby. Neither the Assignor nor the Construction Facility Administrative Agent nor any other Construction Facility Lender shall be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Transaction Documents or as to the use of the proceeds of the Construction Loans or as to the existence or possible existence of any Default or Event of Default.

          (b) Neither the Assignor nor the Construction Facility Administrative Agent nor any other Construction Facility Lender makes any representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower or any other party to any Transaction Document, or the validity and enforceability of the Construction Facility Obligations or the obligations of any party to any Transaction Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, the Construction Facility Administrative Agent or any other Construction Facility Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower and each other party to the Transaction Documents.

          SECTION 5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 6. AMENDMENT. No term or provision of this Agreement may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Assignor and the Assignee, with the consent of the Construction Facility Administrative Agent, the Construction Facility Majority Lenders and the Borrower.

          SECTION 7. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                        [ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [WestLB AG, New York Branch], as
                                        Construction Facility Administrative
                                        Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:](7)
                                                   -----------------------------


                                        [CONSTRUCTORA DE PROYECTOS
                                        HIDROELECTRICOS, S.A. DE C.V.,
                                        as the Borrower


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:](8)
                                                   -----------------------------

----------
(7)  See footnote 3.

(8)  See footnote 4.

                                                                    EXHIBIT B TO
                                                           CONSTRUCTION FACILITY
                                                                CREDIT AGREEMENT

                         [FORM OF INTEREST RATE NOTICE]

                              INTEREST RATE NOTICE

                                                             [___________, 20__]

WestLB AG, New York Branch    ]

     as Construction Facility Administrative Agent for the Construction Facility Lenders party to the Construction Facility Credit Agreement referred to below
1211 Avenue of the Americas
New York, New York 10036

Attention: Jared Brenner

Ladies and Gentlemen:

Pursuant to the Construction Facility Credit Agreement, dated as of October 19, 2007 (as the same may be amended, supplemented or otherwise modified from time to time, the "Construction Facility Credit Agreement"), among Constructora de Proyectos Hidroelectricos, S.A. de C.V. (the "Borrower"), certain construction facility lenders party thereto (the "Construction Facility Lenders"), and WestLB AG, New York Branch, as Construction Facility Administrative Agent for the Construction Facility Lenders (all capitalized terms used herein and not otherwise defined herein having the meanings specified in the Construction Facility Credit Agreement), the Borrower has delivered to the Construction Facility Administrative Agent and the Independent Engineer its Construction Facility Notice of Borrowing dated [_________, 20__]. With respect thereto, the Borrower hereby gives notice of its desire to make the Construction Facility Borrowing on [__________ __, 20__](9) in accordance with the terms set forth below:

          (i) The Construction Facility Borrowing shall be comprised of Construction Loans that are [EURODOLLAR LOANS] [ABR LOANS].

          (ii) [The initial Interest Period for such Construction Loans shall be one month.](10)


                                        CONSTRUCTORA DE PROYECTOS
                                        HIDROELECTRICOS, S.A. DE C.V.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

----------
(9) Insert date that is not sooner than third Business Day following the date of delivery of this Interest Rate Notice.

(10) Use only for Eurodollar Loans.

                                                                    EXHIBIT C TO
                                          CONSTRUCTION FACILITY CREDIT AGREEMENT

               [FORM OF CONSTRUCTION FACILITY NOTICE OF BORROWING]

                    CONSTRUCTION FACILITY NOTICE OF BORROWING

                                     (Date)

WestLB AG, New York Branch
as Construction Facility Administrative Agent
1211 Avenue of the Americas
New York, New York 10036
Attention: Jared Brenner
Telephone: 1 (212) 852-6116
Telecopier: 1 (212)789-0075

MWH Americas, Inc.
as Independent Engineer (as defined in the Common Agreement, defined below) [address]
Telephone:  [________________]
Telecopier: [________________]
Attention: Jose Mayen

Ladies and Gentlemen:

     The undersigned, Constructora de Proyectos Hidroeletricos, S.A. de C.V. (the "Borrower"), refers to:

     (i) the Common Agreement, dated as of October 19, 2007 (as amended, supplemented or otherwise modified from time to time, the "Common Agreement") among the Borrower; WestLB AG, New York Branch ("WestLB"), as intercreditor agent (the "Intercreditor Agent"); each of the banks and other financial institutions listed on the signature pages thereto as Construction Facility Lenders (the "Construction Facility Lenders"); WestLB AG, New York Branch as Construction Facility Administrative Agent (the "Construction Facility Administrative Agent"); each of the banks and other financial institutions listed on the signature pages thereto as Working Capital Facility Lenders (the "Working Capital Facility Lenders"); WestLB, as Working Capital Facility Administrative Agent (the "Working Capital Facility Administrative Agent"); Citibank, N.A., as offshore collateral agent (the "Offshore Collateral Agent"); Banco Nacional de Mexico, Integrante del Grupo Financiero Banamex, as onshore collateral agent (the "Onshore Collateral Agent"); and the other Lenders (as defined therein) and Lender Representatives (as defined therein) from time to time party thereto; and

     (ii) the Construction Facility Credit Agreement, dated as of October 19, 2007 (as amended, supplemented or otherwise modified from time to time, the "Construction Facility Credit Agreement"), among the Borrower, the Construction Facility Lenders, and the Construction Facility Administrative Agent.

and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Common Agreement (to the extent applicable), Section 4.04(a) of the Common Agreement and Section 2.2(b) of the Construction Facility Credit Agreement that the Borrower hereby requests:

     - a Construction Facility Borrowing under the Construction Facility Credit Agreement, in the aggregate amount of $_______ (the "Requested Borrowing"), to be made on ________ __, 20__ (the "Requested Borrowing Date").

          All capitalized terms used herein and not otherwise defined herein having the meanings specified in the Construction Facility Credit Agreement.

I. WIRE TRANSFER INSTRUCTIONS

          The Borrower hereby requests transfer of the amount of the Requested Borrowing on the Requested Borrowing Date in accordance with the wire transfer instructions set forth on Schedule I hereto.

II. CALCULATION OF REQUESTED BORROWING

     The Borrower hereby represents and warrants that:

     a. In accordance with Section 4.04(b) of the Common Agreement, the aggregate principal amount of the Requested Borrowing does not exceed the aggregate amount of outstanding Obligations (other than the repayment or prepayment of any Construction Loans) and any Non-Excluded Taxes to be paid by the Borrower, in each case, within the thirty (30) day period immediately following the Requested Borrowing Date, as set forth on Schedule I hereto in the aggregate.

     b. The Accumulated Value is US$____________ and the Contract Price is US$____________.

     c. After giving effect to the Requested Borrowing, the amount of all Construction Loans outstanding and all accrued but unpaid Debt Service in respect of such Construction Loans does not exceed "X", calculated as follows:

                                  X = (90% x C)

          where

          "C" is U.S.$___, which is the lesser of (i) Accumulated Value as of the Requested Borrowing Date and (ii) the Contract Price as of the Requested Borrowing Date.

     d. Each of the conditions precedent to the making of the Requested Borrowing are satisfied and shall remain satisfied on and as of the Requested Borrowing Date.

     e. The Borrower has delivered to the Intercreditor Agent all Monthly Reports delivered to CFE pursuant to the Public Works Contract and all certifications or other responses thereto received from CFE.

                                        Very truly yours,

                                        CONSTRUCTORA DE PROYECTOS
                                        HIDROELECTRICOS, S.A. DE C.V.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                      SCHEDULE I

                           WIRE TRANSFER INSTRUCTIONS